Exhibit 99.4

DISCUSSION OF UNAUDITED PRO FORMA

CONSOLIDATED STATEMENTS OF INCOME

The following unaudited pro forma consolidated statements of income for the year ended December 31, 2004 and the three months ended March 31, 2005 are based on the historical consolidated statements of income of Sigma-Aldrich Corporation (the Company) and the historical consolidated statements of income of JRH Biosciences Pty Ltd., CSL US Inc. and JRH Biosciences Limited, which collectively comprise the JRH Biosciences division (JRH) of CSL Limited, adjusted to give effect to the JRH acquisition and financing of the acquisition that occurred on February 28, 2005.

JRH ACQUISITION FINANCING AND PURCHASE PRICE ALLOCATION

On February 23, 2005, the Company entered into a $300.0 million credit agreement with a syndicate of banks, including Wells Fargo, National Association, and Wachovia Capital Markets, LLC, which served as joint lead arrangers. This agreement provided the Company with access to a $150.0 million three-year term loan and five-year $150.0 million revolving credit facility. The interest rates under the facility are based on LIBOR or an alternative base rate. In addition to the February 23, 2005 credit agreement, the Company has a five-year committed facility in the amount of $150.0 million expiring on December 11, 2006.

On February 28, 2005, the Company completed its acquisition of JRH for approximately $377.7 million in cash including direct acquisition costs, net of cash acquired. The Company funded the acquisition with a combination of existing cash, short-term debt of $190.0 million and three-year term debt of $150.0 million. There are no contingent payments or commitments related to the purchase price of this acquisition.

The purchase price of approximately $377.7 million is based on the estimated fair values as of the date of the acquisition and has been allocated primarily to the following (in millions): receivables ($14.6); inventory ($124.0); other assets ($9.8); property, plant and equipment ($33.9); intangible assets ($90.5); goodwill ($185.4); accounts payable and accrued liabilities ($40.6); net deferred income tax liabilities ($38.6) and other long-term liabilities ($1.3), based on their estimated fair values at the date of acquisition.

This allocation reflects the Company’s preliminary estimates of the purchase price allocation and is subject to change upon completion of appraisals. Other assets and liabilities may be identified to which a portion of the purchase price could be allocated. The Company has not yet performed a detailed analysis to identify and measure additional adjustments necessary, if any, to conform JRH’s accounting policies with the Company’s accounting policies.

AUSTRALIAN GAAP TO UNITED STATES GAAP ADJUSTMENTS

The historical JRH consolidated statements of income are special purpose financial statement prepared to comply with the Australian accounting standards. The historical consolidated financial statement of JRH in the unaudited pro forma consolidated financial information are based on JRH’s consolidated statements of income after conversion to accounting principles generally accepted in the United States (U.S. GAAP) and conversion to U.S. dollars. Reference is made to Note 24 to JRH’s audited consolidated financial statements for the fiscal year ended June 30, 2004 for a discussion of the nature of the significant differences between accounting principles generally accepted in Australia and U.S. GAAP. JRH’s consolidated statement for the twelve months ended December 31, 2004 was derived from (i) the unaudited results for the six-month period ended December 31, 2004, and (ii) the unaudited results for the six-month period ended June 30, 2004. JRH’s consolidated statement for the three months ended March 31, 2005 was derived from the unaudited results for the three-month period ended March 31, 2005.

JRH’s historical consolidated statement of income for the twelve months ended June 30, 2004 was prepared in Australian dollars. As noted above, the unaudited pro forma consolidated statement of income for the year ended December 31, 2004 gives effect to the JRH acquisition and the financing for the JRH acquisition as if each had occurred on January 1, 2004. Accordingly, JRH’s historical consolidated statement of income has been converted into U.S. dollars using the average exchange rate for the twelve months ended December 31, 2004 of (Australian) 1.00=$0.73699, and for the three months ended March 31, 2005 of (Australian) 1.00 =$0.7776.

PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated statements of income reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions the Company believes are reasonable but are subject to change. In the Company’s opinion, all adjustments that are necessary to fairly present the pro forma information have been made. The unaudited pro forma consolidated statements of income do not purport to represent what the Company’s results of operations would actually have been if the JRH acquisition and the financing for the JRH acquisition had occurred on such dates or to project the Company’s results of operations for any future date or period.

The unaudited pro forma consolidated statements of income reflect the Company’s preliminary estimates of the allocation of the purchase price for the JRH acquisition and are subject to change. The unaudited pro forma consolidated statements of income do not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined entities nor any expense associated with achieving these benefits.

JRH AND SIGMA-ALDRICH CORPORATION HISTORICIAL FINANCIAL STATEMENTS

The historical consolidated statement of income of JRH in the pro forma consolidated statement of income is based on JRH’s consolidated financial statements, which have not been audited. The following unaudited pro forma consolidated statement of income should be read in conjunction with the Company’s historical audited consolidated financial statements, the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which were included in Sigma-Aldrich Corporation’s Form 10-K for the year ended December 31, 2004, the Company’s unaudited consolidated financial statements, the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which were included in Sigma-Aldrich Corporation’s Form 10-Q for the quarterly period ended March 31, 2005, and JRH’s historical audited consolidated financial statements and the related notes, included in this Form 8-K/A.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Sigma- Aldrich Corporation	JRH (A,B)	Pro forma Adjustments		Pro Forma
Net sales	$1,409.2	$138.3	$(1.5	)(C)	$1,546.0
Cost of products sold	657.6	92.4	17.0	(D)(E)	767.0

Gross profit	751.6	45.9	(18.5)		779.0
Selling, general and administrative expenses	390.0	19.9	6.8	(E)	416.7
Research and development Expenses	42.6	3.1			45.7
Interest, net	7.2	—	11.9	(F)	19.1

Net income before income Taxes	311.8	22.9	(37.2)		297.5
Provision for income taxes	78.9	8.3	(12.8	)(G)	74.4

Net income	$232.9	$14.6	$(24.4)		$223.1

Weighted average number of shares outstanding:
Basic	69.0				69.0

Diluted	69.8				69.8

Net income per share:

Basic	$3.38				$3.23

Diluted	$3.34				$3.20

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Sigma- Aldrich Corporation	JRH (A,B)	Pro forma Adjustments		Pro Forma
Net sales	$387.4	$36.6	$(0.7	)(C)	$423.3
Cost of products sold	181.6	24.9	(0.6	)(D)(E)	205.9

Gross profit	205.8	11.7	(0.1)		217.4
Selling, general and administrative expenses	102.8	5.1	1.7	(E)	109.6
Research and development Expenses	11.4	0.8			12.2
Interest, net	2.2	—	3.0	(F)	5.2

Net income before income Taxes	89.4	5.8	(4.8)		90.4
Provision for income taxes	14.6	1.1	(0.6	)(G)	15.1

Net income	$74.8	$4.7	$(4.2)		$75.3

Weighted average number of shares outstanding:
Basic	69.0				69.0

Diluted	69.8				69.8

Net income per share:

Basic	$1.08				$1.09

Diluted	$1.07				$1.08

The accompanying notes are an integral part of this statement.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

STATEMENTS OF INCOME

(A) To reflect an adjustment to reduce sales for revenue recognized under bill and hold agreements that is recognized for Australian GAAP but not recognized under U.S. GAAP.

(B) To reflect an adjustment to reduce selling, general and administrative expenses for amortization of goodwill recognized for Australian GAAP but not recognized under U.S. GAAP.

(C) To reflect the elimination of sales between JRH and Sigma-Aldrich Corporation.

(D) To reflect an adjustment related to recording inventory at fair market value and cost of sales on sales between JRH and Sigma-Aldrich Corporation.

(E) To reflect an adjustment to increase selling, general and administrative expenses and increase cost of sales for the change in depreciation and amortization expense due to the step-up in value of property, plant and equipment to fair value over estimated average useful lives of 7 years, and the amortization of the separately identifiable intangible assets with finite lives at estimated average useful lives ranging from 2 to 20 years. This adjustment is based on an estimated allocation of the purchase price for the JRH acquisition. Sigma-Aldrich Corporation will base the final allocation on appraisals that have not yet been completed.

(F) To reflect an adjustment for the incremental borrowings necessary to finance JRH.

(G) To reflect an adjustment for the combined effective income tax rate for the Company and JRH.